UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         May 23, 2007

GigaBeam Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, suite 900, Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(703) 378-0099

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 23, 2007, the Board of Directors of GigaBeam Corporation (the "Company"), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Roger M. Widmann as a new director. Mr. Widmann will receive the standard compensation provided to all Company non-employee directors. In addition, on May 23, 2007, Mr. Widmann was granted a ten year option to purchase 75,000 shares of the Company’s common stock with an exercise price of $2.84. The option vests in three equal installments on the first, second and third anniversaries of the option grant date. The option was granted under the Company’s 2006 Stock Option Plan.

A copy of the Company's press release announcing the appointment of Mr. Widmann is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by GigaBeam Corporation on May 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation
(Registrant)

By:	/s/ Louis S. Slaughter
Louis S. Slaughter
Chairman and Chief Executive Officer

Date: May 30, 2007

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release issued by GigaBeam Corporation on May 24, 2007.